UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2023

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 15, 2023, Pebblebrook Hotel Trust (the “Company”) issued a press release announcing that its Board of Trustees (the "Board") has authorized, and the Company has declared, cash dividends per share of its common and preferred shares of beneficial interest.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01. Other Events.

On December 15, 2023, the Board declared a dividend of $0.01 per share on the Company's common shares of beneficial interest, $0.01 par value per share (“Common Shares”), for the quarter ending December 31, 2023 (the “Common Dividend”).

On December 15, 2023, the Board also declared a quarterly dividend of $0.39844 per share on the Company's 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series E Preferred Shares”), for the quarter ending December 31, 2023 (the “Series E Preferred Dividend”).

On December 15, 2023, the Board also declared a quarterly dividend of $0.39375 per share on the Company's 6.30% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series F Preferred Shares”), for the quarter ending December 31, 2023 (the “Series F Preferred Dividend”).

On December 15, 2023, the Board also declared a quarterly dividend of $0.39844 per share on the Company's 6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series G Preferred Shares”), for the quarter ending December 31, 2023 (the “Series G Preferred Dividend”).

On December 15, 2023, the Board also declared a quarterly dividend of $0.35625 per share on the Company's 5.70% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series H Preferred Shares”), for the quarter ending December 31, 2023 (the “Series H Preferred Dividend”).

The Common Dividend is payable on January 16, 2024 to holders of record of Common Shares as of the close of business on December 29, 2023 (the “Record Date”).

The Series E Preferred Dividend is payable on January 16, 2024 to holders of record of Series E Preferred Shares as of the Record Date. The Series E Preferred Dividend represents a rate of 6.375% per annum of the $25 per share liquidation preference (equivalent to $1.59375 per annum per share).

The Series F Preferred Dividend is payable on January 16, 2024 to holders of record of Series F Preferred Shares as of the Record Date. The Series F Preferred Dividend represents a rate of 6.30% per annum of the $25 per share liquidation preference (equivalent to $1.575 per annum per share).

The Series G Preferred Dividend is payable on January 16, 2024 to holders of record of Series G Preferred Shares as of the Record Date. The Series G Preferred Dividend represents a rate of 6.375% per annum of the $25 per share liquidation preference (equivalent to $1.59375 per annum per share).

The Series H Preferred Dividend is payable on January 16, 2024 to holders of record of Series H Preferred Shares as of the Record Date. The Series H Preferred Dividend represents a rate of 5.70% per annum of the $25 per share liquidation preference (equivalent to $1.425 per annum per share).

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to the payment of the dividends. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the United States Securities and Exchange Commission (the "SEC"), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 15, 2023, regarding the dividends declaration.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

December 15, 2023	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary